<BTB>

EXHIBIT 99A.3


COMBINED BALANCE SHEETS               U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                                           June 30,    December 31,
In millions                                  1997         1996
--------------------------------------   ---------------------------
ASSETS
Current assets:
 Cash and cash equivalents                $        89  $         80
 Accounts and notes receivable                  1,605         1,622
 Inventories and supplies                         182           144
 Deferred tax asset                               197           171
 Prepaid and other                                 73            65
                                         ---------------------------
   Total current assets                         2,146         2,082
                                         ---------------------------

Gross property, plant and equipment            32,787        32,645
Less accumulated depreciation                  19,082        18,639
                                         ---------------------------
Property, plant and equipment - net            13,705        14,006
Other assets                                      910           827
                                         ---------------------------
   Total assets                           $    16,761  $     16,915
                                         ===========================

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                          $       166  $        834
 Accounts payable                               1,029           989
 Dividends payable                                258           257
 Other                                          1,670         1,387
                                         ---------------------------
   Total current liabilities                    3,123         3,467
                                         ---------------------------

Long-term debt                                  5,619         5,664
Postretirement and other postemployment
 benefit obligations                            2,393         2,387
Deferred taxes, credits and other               1,476         1,480

Communications Group equity                     4,150         3,917
                                         ---------------------------
   Total liabilities and equity           $    16,761  $     16,915
                                         ===========================
